Better Choice Company Receives NYSE American Notice

TAMPA, FL, September 27, 2023 (GLOBE NEWSWIRE) -- Better Choice Company, Inc. (NYSE American: BTTR) (“Better Choice” or the “Company”), a pet health and wellness company, today announced that it received a Notice (the “Notice”) on September 21, 2023 from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide (“Company Guide”).

The Notice stated that because the Company’s common stock had been trading for a low price per share for a substantial period of time, the Company was not in compliance with Section 1003(f)(v) of the Company Guide. The NYSE American staff (the “Staff”) determined that the Company’s continued listing is predicated on effecting a reverse stock split of its common stock or demonstrating sustained price improvement within a reasonable period of time , which the Staff determined to be until March 21, 2024. NYSE American may also accelerate delisting action in the event that the Company’s common stock trades at levels viewed by the Staff to be abnormally low.

The Company intends to seek to regain compliance with the NYSE American’s continued listing standards by undertaking a measure or measures that are considered necessary and in the best interests of the Company and its shareholders.

The Notice has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on the NYSE American under the symbol “BTTR” but will have an added designation of “BC” to indicate that the Company is not in compliance with the NYSE American’s listing standards. Additionally, the Notice does not result in the immediate delisting of the Company’s stock from the NYSE American. The Company’s receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission. The Company is actively engaged in discussions with the NYSE American and is developing plans to regain compliance with the NYSE American’s continued listing standards within the time period indicated.

About Better Choice Company, Inc.
Better Choice Company Inc. is a pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including foods, treats, toppers, dental products, chews, and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Our products consist of kibble and canned dog and cat food, freeze-dried raw dog food and treats, vegan dog food and treats, oral care products and supplements. Halo’s core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.